UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware

001-34062

26-2590997

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2009, the Compensation and Human Resources Committee of the Board of Directors of Interval Leisure Group, Inc. (“ILG”) established both a 2009 Long-Term Incentive Program and a 2009 Annual Incentive Program, each pursuant to the terms and conditions of ILG’s 2008 Stock and Annual Incentive Plan, as amended.  Under both of these programs eligible executives include the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer and Chief Information Officer.

The 2009 Annual Incentive Program provides for a cash payment in an amount based upon each executive’s target short-term incentive opportunity, ILG’s financial performance, and, for some executives, individual performance. For 2009, ILG’s financial performance for purposes of the annual incentive program will be measured using EBITDA. For this purpose EBITDA is defined as net income excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income taxes, (6) minority interest in loss (income) of consolidated subsidiaries, (7) interest income and interest expense, (8) other non-operating income and expense, (9) one time charges and (10) amounts accrued for bonus payments.

The 2009 Long-Term Incentive program will consist of two components: annual restricted stock units (“RSUs”) and cliff vested performance RSUs.  For 2009, 75% of each executive’s long-term incentive opportunity will be delivered through annual RSUs vesting pro-rata over four years and 25% will be delivered through cliff vested performance RSUs. The annual RSUs will vest 25% each year with full vesting occurring four years after the date of grant, subject, in the case of each executive named above, to the satisfaction of initial performance conditions related to specified operating metrics relating to unit volume and market share. The cliff vested performance RSUs will consist of RSUs that can be earned initially based on achievement of a targeted level of EBITDA (defined as above but without excluding item 10) for 2009. If target levels of performance are achieved, the target number of performance shares will be earned. If higher levels of performance are achieved, additional shares will be earned up to 200% of the target. If lower levels of performance are achieved, fewer shares will be earned. If minimum performance levels are not achieved, no performance shares will be earned. Any shares that are earned based on 2009 EBITDA performance will vest on the third anniversary of the grant date. If the executive leaves the organization prior to the vesting, the cliff vested performance RSUs will be forfeited.

The foregoing is only a brief summary and the specific terms and conditions of the annual RSUs and cliff performance RSUs are qualified by the terms and conditions which ILG expects to include as an exhibit with its quarterly report on Form 10-Q to be filed for the quarter ending March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  March 30, 2009